Exhibit 99.1

Alkermes Contacts:
For Investors:	Sandy Coombs +1 781 609 6377
For Media:	Katie Joyce +1 781 249 8927

Alkermes plc Reports Financial Results for the Fourth Quarter and Year Ended Dec. 31, 2023 and Provides Financial Expectations for 2024

— Total Revenues of $1.66 Billion in 2023; Net Sales of Proprietary Products Increased Approximately 18% Year-Over-Year —

— GAAP Net Income of $356 Million and Diluted GAAP Earnings per Share of $2.10 for 2023 —

— Company Expects to Generate 30% EBITDA Margin in 2024 —

DUBLIN, Feb. 15, 2024 — Alkermes plc (Nasdaq: ALKS) today reported financial results for the quarter and year ended Dec. 31, 2023 and provided financial expectations for 2024.

“We entered 2024 as a pure-play neuroscience company and are well positioned to deliver on our strategic priorities to drive growth of our proprietary commercial products, advance the clinical development of ALKS 2680 for the treatment of narcolepsy, and generate significant cash flow,” said Richard Pops, Chief Executive Officer of Alkermes. “Our financial expectations for 2024 reflect our sharpened strategic focus and our work to position the business for sustained profitability and growth. As we look ahead, 2024 will be an important year as we focus on maintaining strong momentum in the launch of LYBALVI® and advancing and expanding our development pipeline. We look forward to sharing our progress.”

Key Financial Highlights

Revenues

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Total Revenues	$377.5	$304.7	$1,663.4	$1,111.8
Total Proprietary Net Sales	$242.0	$216.1	$920.0	$777.6
VIVITROL®	$102.4	$102.0	$400.4	$379.5
ARISTADA®[i]	$83.4	$79.2	$327.7	$302.1
LYBALVI®	$56.2	$34.9	$191.9	$96.0

Profitability

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP Net Income (Loss)	$112.8	$(28.3)	$355.8	$(158.3)
GAAP Net Income (Loss) From Continuing Operations	$160.6	$17.2	$519.2	$(33.2)
Non-GAAP Net Income	$37.4	$24.2	$243.7	$57.9
Non-GAAP Net Income From Continuing Operations	$81.8	$67.4	$396.5	$174.9
EBITDA	$32.3	$(1.2)	$323.8	$(84.0)
EBITDA From Continuing Operations	$72.8	$34.6	$486.3	$50.6

Please refer to Note 2 below for details related to certain tax provisions recorded during the quarter ended Dec. 31, 2023 which impacted GAAP Net Income and Non-GAAP Net Income during the quarter.

Revenue Highlights

LYBALVI

•
Revenues for the fourth quarter and year-ended Dec. 31, 2023 were $56.2 million and $191.9 million, respectively.
•
Fourth quarter revenues and total prescriptions grew 61% and 65%, respectively, compared to the fourth quarter of 2022.

ARISTADAi

•
Revenues for the fourth quarter and year-ended Dec. 31, 2023 were $83.4 million and $327.7 million, respectively.
•
Fourth quarter revenues and total prescriptions (on a months of therapy basis) grew 5% and 4%, respectively, compared to the fourth quarter of 2022.

VIVITROL

•
Revenues for the fourth quarter and year-ended Dec. 31, 2023 were $102.4 million and $400.4 million, respectively.

Manufacturing & Royalties

•
Royalty revenues from INVEGA SUSTENNA®/XEPLION®, INVEGA TRINZA®/TREVICTA® and INVEGA HAFYERA®/BYANNLI® for the fourth quarter and year-ended Dec. 31, 2023 were $75.2 million and $486.1 million, respectively. 2023 royalty revenues included $195.4 million of back royalties and associated interest related to U.S. net sales of these products in 2022, following favorable resolution of the arbitration proceedings related to these products in the second quarter of 2023.
•
VUMERITY® revenues for the fourth quarter and year-ended Dec. 31, 2023 were $33.6 million and $129.3 million, respectively.

Key Operating Expenses

Please see Note 1 below for details regarding discontinued operations.

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
R&D Expense – Continuing Operations	$73.9	$73.0	$270.8	$272.7
R&D Expense – Discontinued Operations	$21.5	$31.6	$116.2	$121.1
SG&A Expense – Continuing Operations	$169.8	$152.9	$689.8	$590.8
SG&A Expense – Discontinued Operations	$19.4	$4.7	$48.6	$15.0

Year-over-year increase in SG&A expense related to continuing operations was driven primarily by investment in the LYBALVI direct-to-consumer advertising campaign and certain one-time expenses related to the successful resolution of legal proceedings including the Janssen arbitration and VIVITROL patent litigation.

Balance Sheet

At Dec. 31, 2023, the company recorded cash, cash equivalents and total investments of $813.4 million, compared to $740.1 million at Dec. 31, 2022. The company’s total debt outstanding as of Dec. 31, 2023 was $290.7 million.

Share Repurchase Program

On Feb. 15, 2024, the company’s board of directors approved a new share repurchase program, authorizing the company to repurchase up to $400 million of the company’s ordinary shares (exclusive of any fees, commissions or other expenses related to such repurchases). The program does not have an expiration date and can be discontinued at any time. Please refer to Note 3 below for further details.

Financial Expectations for 2024

All line items are according to GAAP, except as otherwise noted.

In millions	2024 Expectations

Total Revenues [a]	$1,500 – $1,600
VIVITROL Net Sales	$410 – $430
ARISTADA[i] Net Sales	$340 – $360
LYBALVI Net Sales	$275– $295
Cost of Goods Sold	$230 – $250
R&D Expenses	$225 – $255
SG&A Expenses	$625 – $655
GAAP Net Income [b]	$350 – $390
Non-GAAP Net Income [b]	$465 – $505
EBITDA	$445 – $485
Effective Tax Rate	~17%

a Expected Total Revenues reflect expiration of the U.S. royalty related to INVEGA SUSTENNA in August 2024.

b Expected 2024 weighted average basic share count of approximately 169.0 million shares outstanding and a weighted average diluted share count of approximately 173.0 million shares outstanding.

Recent Events

•
In November 2023, the company completed the separation of its oncology business into Mural Oncology plc, a new, independent, publicly-traded company.
•
In December 2023, the company announced that it had entered into a definitive agreement to sell its development and manufacturing facility in Athlone, Ireland to Novo Nordisk. Under the terms of the agreement, upon closing of the transaction, Alkermes will be entitled to a one-time cash payment of $92.5 million for the facility and related assets, subject to customary adjustments in accordance with the agreement. The transaction is expected to close in mid-2024, subject to certain closing conditions.
•
In January 2024, the company announced topline results from a phase 3, open-label extension study assessing the long-term safety, tolerability and durability of treatment effect of LYBALVI in patients with schizophrenia, schizophreniform disorder or bipolar I disorder for up to four years of treatment, following treatment received in prior LYBALVI studies.
•
In January 2024, the company announced that it had completed the narcolepsy type 1 cohort in its phase 1b study of ALKS 2680, the company’s novel, investigational orexin 2 receptor agonist in development for the treatment of narcolepsy. The data supported dose selection of 4 mg, 6 mg, and 8 mg once daily for the planned phase 2 study in narcolepsy type 1, which the company plans to initiate in the first half of 2024.

Notes and Explanations

1.
The company determined that upon the separation of its oncology business, completed on Nov. 15, 2023, the oncology business met the criteria for discontinued operations in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 205, Discontinued Operations. Accordingly, the accompanying consolidated financial statements for all periods presented have been updated to present the assets and liabilities associated with the oncology business as discontinued operations on the consolidated balance sheets, and the results of all discontinued operations reported as a separate component of loss in the consolidated statements of operations and comprehensive income (loss).
2.
During the quarter ended Dec. 31, 2023, the company recorded a $102.2 million net tax benefit from continuing operations and an income tax provision of $6.9 million from discontinued operations driven by a $161.0 million tax benefit related to the partial release of a valuation allowance against certain Irish deferred tax assets, partially offset by
i.
an income tax expense related to a reduced foreign derived intangible income deduction following the publication of new guidance on the application of Section 174 of the U.S. Internal Revenue Code of 1986, as amended, and
ii.
a one-time charge related to the transfer of certain intellectual property in connection with the separation of the company’s oncology business.

The tax benefit related to the release of the valuation allowance was excluded from non-GAAP net income due to the one-time nature of the benefit.

3.
Under the share repurchase program, the company may repurchase ordinary shares of the company from time to time in an aggregate amount of up to $400 million (exclusive of any fees, commissions or other expenses related to such repurchases), subject to general business and market conditions and other investment opportunities, through open market purchases, conducted through Rule 10b5-1 plans or 10b-18 plans pursuant to the Securities Exchange Act of 1934, as amended, or through other mechanisms permitted by the company’s constitution.

Conference Call

Alkermes will host a conference call and webcast presentation with accompanying slides at 8:00 a.m. EST (1:00 p.m. GMT) on Thursday, Feb. 15, 2024, to discuss these financial results and provide an update on the company. The webcast may be accessed on the Investors section of Alkermes’ website at www.alkermes.com. The conference call may be accessed by dialing +1 877 407 2988 for U.S. callers and +1 201 389 0923 for international callers. In addition, a replay of the conference call may be accessed by visiting Alkermes’ website.

About Alkermes plc

Alkermes plc is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. The company has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of clinical and preclinical candidates in development for neurological disorders. Headquartered in Dublin, Ireland, Alkermes has a research and development center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), including non-GAAP net income and EBITDA. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Non-GAAP net income adjusts for certain one-time and non-cash charges by excluding from GAAP results: share-based compensation expense; amortization; depreciation; non-cash net interest expense; change in the fair value of contingent consideration; certain other one-time or non-cash items; and the income tax effect of these reconciling items. EBITDA represents earnings before interest, tax, depreciation and amortization; earnings include share-based compensation expense.

The company’s management and board of directors utilize these non-GAAP financial measures to evaluate the company’s performance. The company provides these non-GAAP financial measures of the company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. However, non-GAAP net income and EBITDA are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance. Further, non-GAAP net income and EBITDA should not be considered measures of the company’s liquidity.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations concerning its future financial and operating performance, business plans or prospects, including its ability to grow its proprietary commercial products, generate cash and sustain profitability; the company’s expectations regarding advancement of its development pipeline, including plans and expected timelines for the ALKS 2680 clinical development program, including initiation of the phase 2 study; the company’s expectations regarding its share repurchase program; and the company’s expectations regarding the sale of its development and manufacturing facility in Athlone, Ireland. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: whether the company is able to sustain profitability; the unfavorable outcome of arbitration or litigation, including so-called “Paragraph IV” litigation and other patent litigation which may lead to competition from generic drug manufacturers, or other disputes related to the company’s products or products using the company’s proprietary technologies; clinical development activities may not be completed on time or at all; the results of the company’s development activities may not be positive, or predictive of final results from such activities, results of future development activities or real-world results; the U.S. Food and Drug Administration (FDA) or regulatory authorities outside the U.S. may not agree with the company’s regulatory approval strategies; the FDA or regulatory authorities outside the U.S. may make adverse decisions regarding the company’s products; the company and its licensees may not be able to continue to successfully commercialize their products or support revenue growth from such products; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to government payers; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc.; ARISTADA®, ARISTADA INITIO® and LYBALVI® are registered trademarks of Alkermes Pharma Ireland Limited, used by Alkermes, Inc. under license; BYANNLI®, INVEGA®, INVEGA HAFYERA®, INVEGA SUSTENNA®, INVEGA TRINZA®, TREVICTA® and XEPLION® are registered trademarks of Johnson & Johnson or its affiliated companies; and VUMERITY® is a registered trademark of Biogen MA Inc., used by Alkermes under license.

(tables follow)

[i]	The term “ARISTADA” as used in this press release refers to ARISTADA and ARISTADA INITIO®, unless the context indicates otherwise.

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Three Months Ended	Three Months Ended
(In thousands, except per share data)	December 31, 2023	December 31, 2022
Revenues:
Product sales, net	$241,972	$216,117
Manufacturing and royalty revenues	135,500	88,546
Research and development revenue	3	11
Total Revenues	377,475	304,674
Expenses:
Cost of goods manufactured and sold	70,126	53,954
Research and development	73,933	73,011
Selling, general and administrative	169,789	152,852
Amortization of acquired intangible assets	8,996	9,165
Total Expenses	322,844	288,982
Operating Income	54,631	15,692
Other Income (Expense), net:
Interest income	9,749	3,921
Interest expense	(6,054)	(4,769)
Other expense, net	(10)	(258)
Total Other Income (Expense), net	3,685	(1,106)
Income Before Income Taxes	58,316	14,586
Income Tax Benefit	(102,236)	(2,589)
Net Income From Continuing Operations	160,552	17,175
Loss from Discontinued Operations — Net of Tax	$(47,773)	$(45,429)
Net Income (Loss) — GAAP	$112,779	$(28,254)

GAAP Earnings (Loss) Per Share - Basic:
From continuing operations	$0.96	$0.10
From discontinued operations	$(0.29)	$(0.28)
Earnings (loss) per share	$0.68	$(0.17)

GAAP Earnings (Loss) Per Share - Diluted:
From continuing operations	$0.94	$0.10
From discontinued operations	$(0.28)	$(0.27)
Earnings (loss) per share	$0.66	$(0.17)

Weighted Average Number of Ordinary Shares Outstanding:
Basic — GAAP and Non-GAAP	166,898	164,336
Diluted — GAAP and Non-GAAP	170,138	169,304

Condensed Consolidated Statements of Operations - GAAP (Continued)	Three Months Ended	Three Months Ended
(In thousands, except per share data)	December 31, 2023	December 31, 2022

An itemized reconciliation between net income from continuing operations on a GAAP basis and EBITDA is as follows:
Net Income from Continuing Operations	$160,552	$17,175
Adjustments:
Depreciation expense	9,225	10,013
Amortization expense	8,996	9,165
Interest income	(9,749)	(3,921)
Interest expense	6,054	4,769
Income tax (benefit) provision	(102,236)	(2,589)
EBITDA from Continuing Operations	72,842	34,612
EBITDA from Discontinued Operations	(40,537)	(35,777)
EBITDA	$32,305	$(1,165)

An itemized reconciliation between net income from continuing operations on a GAAP basis and non-GAAP net income is as follows:
Net Income from Continuing Operations	$160,552	$17,175
Adjustments:
Share-based compensation expense	22,776	24,692
Depreciation expense	9,225	10,013
Amortization expense	8,996	9,165
Separation expense	19,084	1,355
Income tax effect related to reconciling items	22,011	4,847
Deferred tax valuation release	(160,953)	—
Non-cash net interest expense	115	116
Non-GAAP Net Income from Continuing Operations	81,806	67,363
Non-GAAP Net Loss from Discontinued Operations	(44,383)	(43,142)
Non-GAAP Net Income	$37,423	$24,221

Non-GAAP diluted earnings per share from continuing operations	$0.48	$0.40
Non-GAAP diluted loss per share from discontinued operations	$(0.26)	$(0.25)
Non-GAAP diluted earnings per share	$0.22	$0.14

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Year Ended	Year Ended
(In thousands, except per share data)	December 31, 2023	December 31, 2022
Revenues:
Product sales, net	$919,998	$777,552
Manufacturing and royalty revenues	743,388	331,983
License revenue	—	2,000
Research and development revenue	19	260
Total Revenues	1,663,405	1,111,795
Expenses:
Cost of goods manufactured and sold	253,037	218,068
Research and development	270,806	272,702
Selling, general and administrative	689,751	590,751
Amortization of acquired intangible assets	35,689	36,363
Total Expenses	1,249,283	1,117,884
Operating Income (Loss)	414,122	(6,089)
Other Income (Expense), net:
Interest income	30,854	7,629
Interest expense	(23,032)	(13,040)
Change in the fair value of contingent consideration	—	(21,750)
Other (expense) income, net	(425)	2,122
Total Other Income (Expense), net	7,397	(25,039)
Income (Loss) Before Income Taxes	421,519	(31,128)
Income Tax (Benefit) Provision	(97,638)	2,024
Net Income (Loss) From Continuing Operations	519,157	(33,152)
Discontinued Operations — Net of Tax	(163,400)	(125,115)
Net Income (Loss) — GAAP	$355,757	$(158,267)

GAAP Earnings (Loss) Per Share - Basic:
From continuing operations	$3.12	$(0.20)
From discontinued operations	$(0.98)	$(0.76)
Earnings (loss) per share	$2.14	$(0.97)

GAAP Earnings (Loss) Per Share - Diluted:
From continuing operations	$3.06	$(0.20)
From discontinued operations	$(0.96)	$(0.76)
Earnings (loss) per share	$2.10	$(0.97)

Weighted Average Number of Ordinary Shares Outstanding:
Basic — GAAP and Non-GAAP	166,223	163,742
Diluted — GAAP	169,730	163,742
Diluted — Non-GAAP	169,730	168,362

An itemized reconciliation between net income (loss) from continuing operations on a GAAP basis and EBITDA is as follows:
Net Income (Loss) from Continuing Operations	$519,157	$(33,152)
Adjustments:
Depreciation expense	36,921	39,959
Amortization expense	35,689	36,363
Interest income	(30,854)	(7,629)
Interest expense	23,032	13,040
Income tax (benefit) provision	(97,638)	2,024
EBITDA from Continuing Operations	486,307	50,605
EBITDA from Discontinued Operations	(162,484)	(134,637)
EBITDA	$323,823	$(84,032)

Condensed Consolidated Statements of Operations - GAAP (Continued)	Year Ended	Year Ended
(In thousands, except per share data)	December 31, 2023	December 31, 2022

An itemized reconciliation between net income (loss) from continuing operations on a GAAP basis and non-GAAP net income is as follows:
Net Income (Loss) from Continuing Operations	$519,157	$(33,152)
Adjustments:
Share-based compensation expense	92,719	87,676
Depreciation expense	36,921	39,959
Amortization expense	35,689	36,363
Separation expense	38,364	1,355
Income tax effect related to reconciling items	25,343	2,254
Final award in the Janssen arbitration (2022 back royalties and interest)	(197,092)	—
Deferred tax valuation release	(160,953)	—
Restructuring	5,938	—
Non-cash net interest expense	461	466
Reduction in the fair value of contingent consideration and other related assets	—	24,032
Legal settlement	—	15,905
Non-GAAP Net Income from Continuing Operations	396,547	174,858
Non-GAAP Net Loss from Discontinued Operations	(152,894)	(116,999)
Non-GAAP Net Income	$243,653	$57,859

Non-GAAP diluted earnings per share from continuing operations	$2.34	$1.04
Non-GAAP diluted loss per share from discontinued operations	$(0.90)	$(0.69)
Non-GAAP diluted earnings per share	$1.44	$0.34

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Balance Sheets	December 31,	December 31,
(In thousands)	2023	2022
Cash, cash equivalents and total investments	$813,378	$740,075
Receivables	332,477	287,967
Inventory	186,406	181,418
Contract assets	706	8,929
Prepaid expenses and other current assets	98,166	41,203
Property, plant and equipment, net	226,943	222,919
Intangible assets, net and goodwill	85,018	120,707
Assets held for sale	94,260	93,871
Assets from discontinued operations	—	40,087
Other assets	298,869	226,802
Total Assets	$2,136,223	$1,963,978
Long-term debt — current portion	$3,000	$3,000
Other current liabilities	512,678	488,898
Long-term debt	287,730	290,270
Liabilities from discontinued operations	4,542	19,386
Other long-term liabilities	125,587	118,671
Total shareholders' equity	1,202,686	1,043,753
Total Liabilities and Shareholders' Equity	$2,136,223	$1,963,978

Ordinary shares outstanding (in thousands)	166,980	164,377

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alkermes plc's Annual Report on Form 10-K for the year ended December 31, 2023, which the company intends to file in February 2024.

Alkermes plc and Subsidiaries
Amounts included in Discontinued Operations

(In thousands)	Three Months Ended March 31, 2023	Three Months Ended June 30, 2023	Three Months Ended September 30, 2023	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Cost of goods manufactured and sold	$11	$11	$11	$6	$39
Research and development	29,867	32,563	32,262	21,485	116,177
Selling, general and administrative	6,644	9,502	13,073	19,368	48,587
Income tax (benefit) provision	(6,727)	(40)	(1,550)	6,914	(1,403)
Loss from discontinued operations, net of tax	$29,795	$42,036	$43,796	$47,773	$163,400

(In thousands)	Three Months Ended March 31, 2022	Three Months Ended June 30, 2022	Three Months Ended September 30, 2022	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Cost of goods manufactured and sold	$10	$10	$10	$10	$40
Research and development	29,161	27,475	32,929	31,575	121,140
Selling, general and administrative	3,201	3,488	3,618	4,689	14,996
Income tax (benefit) provision	(22,883)	1,374	1,293	9,155	(11,061)
Loss from discontinued operations, net of tax	$9,489	$32,347	$37,850	$45,429	$125,115

Alkermes plc and Subsidiaries
Revenues for Calendar Year 2023 and 2022

(In thousands)	Three Months Ended March 31, 2023	Three Months Ended June 30, 2023	Three Months Ended September 30, 2023	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Revenues:
VIVITROL	$96,659	$102,070	$99,305	$102,385	$400,419
ARISTADA	80,077	82,410	81,834	83,369	327,690
LYBALVI	37,991	46,997	50,683	56,218	191,889
Total Proprietary Sales	214,727	231,477	231,822	241,972	919,998

PARTNERED LONG-ACTING ANTIPSYCHOTICS (1)	24,543	326,380	90,993	81,461	523,377
VUMERITY	28,874	32,295	34,561	33,596	129,326
Key Commercial Product Revenues	268,144	590,152	357,376	357,029	1,572,701

Legacy Product Revenues	19,445	27,238	23,559	20,443	90,685
Research and Development Revenues	6	7	3	3	19
Total Revenues	$287,595	$617,397	$380,938	$377,475	$1,663,405

(In thousands)	Three Months Ended March 31, 2022	Three Months Ended June 30, 2022	Three Months Ended September 30, 2022	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Revenues:
VIVITROL	$84,854	$96,105	$96,534	$101,985	$379,478
ARISTADA	72,485	74,622	75,719	79,226	302,052
LYBALVI	13,929	20,060	27,127	34,906	96,022
Total Proprietary Sales	171,268	190,787	199,380	216,117	777,552

PARTNERED LONG-ACTING ANTIPSYCHOTICS (1)	54,480	37,039	36,965	37,085	165,569
VUMERITY	30,595	26,170	26,250	32,481	115,496
Key Commercial Product Revenues	256,343	253,996	262,595	285,683	1,058,617

Legacy Product Revenues	20,095	22,117	(10,274)	18,980	50,918
License Revenue	2,000	—	—	—	2,000
Research and Development Revenues	107	106	36	11	260
Total Revenues	$278,545	$276,219	$252,357	$304,674	$1,111,795

(1) - Includes RISPERDAL CONSTA, INVEGA SUSTENNA/XEPLION, INVEGA TRINZA/TREVICTA and INVEGA HAFYERA/BYANNLI.

Alkermes plc and Subsidiaries
2024 Guidance — GAAP to EBITDA

An itemized reconciliation between projected net income on a GAAP basis and EBITDA is as follows:

(In millions, except per share data)	Amount
Projected Net Income — GAAP	$370.0
Adjustments:
Net interest income	(16.0)
Depreciation expense	35.0
Amortization expense	1.0
Provision for income taxes	75.0
Projected EBITDA	$465.0

Projected Net Income on a GAAP basis and Projected EBITDA reflect mid-points within ranges of estimated guidance.

Alkermes plc and Subsidiaries
2024 Guidance — GAAP to Non-GAAP Adjustments

An itemized reconciliation between projected earnings per share on a GAAP basis and projected earnings per share on a non-GAAP basis is as follows:

(In millions, except per share data)	Amount	Shares	Earnings Per Share
Projected Net Income — GAAP	$370.0	173.0	$2.14
Adjustments:
Share-based compensation expense	86.0
Depreciation expense	35.0
Amortization expense	1.0
Non-cash net interest expense	0.5
Income tax effect related to reconciling items	(7.5)
Projected Net Income — Non-GAAP	$485.0	173.0	$2.80

Projected GAAP and non-GAAP measures reflect mid-points within ranges of estimated guidance.